Registration No. 333-137546

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933
___________________________

Gerber Scientific, Inc.
(Exact name of Registrant as specified in its charter)
___________________________

Connecticut	06-0640743
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

24 Industrial Park Road West
Tolland, Connecticut	06084
(Address of Principal Executive Offices)	(Zip Code)

___________________________

Gerber Scientific, Inc. 2006 Omnibus Incentive Plan
Special Grant Agreement
(Full title of the plan)
___________________________

William V. Grickis, Jr.
Senior Vice President, General Counsel and Secretary
24 Industrial Park Road West
Tolland, Connecticut 06084

(Name and address of agent for service)

(860) 870-2890
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐		Accelerated filer	☑
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1, filed by Gerber Scientific, Inc., a Connecticut corporation (the “Company”), relates to the Company’s Registration Statement on Form S-8 (File No. 33-137546) (the “Registration Statement”), which was filed with the Commission on September 22, 2006, pertaining to the registration of 2,290,607 shares of common stock of the Company pursuant to the following:

Gerber Scientific, Inc. 2006 Omnibus Incentive Plan
Special Grant Agreement

On August 22, 2011, pursuant to the Agreement and Plan of Merger, dated as of June 10, 2011, among the Company, Vector Knife Holdings (Cayman), Ltd., a Cayman company (“Parent”), and Knife Merger Sub, Inc., a Connecticut corporation and wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent.

In connection with the transactions contemplated by the Merger Agreement, and in accordance with an undertaking made by the Company in the Registration Statement, the Company hereby removes and withdraws from registration all securities of the Company registered pursuant to the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tolland, State of Connecticut, on August 23, 2011.

GERBER SCIENTIFIC, INC.
By:	/s/ Marc T. Giles
Marc T. Giles
President and Chief Executive Officer
(Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Marc T. Giles	President, Chief Executive Officer and Director	August 23, 2011
Marc T. Giles	(Principal Executive Officer)

/s/ Michael R. Elia	Executive Vice President, Chief Financial Officer and Chief Accounting Officer	August 23, 2011
Michael R. Elia	(Principal Financial Officer and Principal Accounting Officer)

/s/ Alex Slusky	Director	August 23, 2011
Alex Slusky

/s/ Amish Mehta	Director	August 23, 2011
Amish Mehta

/s/ David Baylor	Director	August 23, 2011
David Baylor